As filed with the Securities and Exchange Commission on August 19, 2010
                                                     Registration No. 333-______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 VANTAGE HEALTH
             (Exact name of registrant as specified in its charter)

           Nevada                                  2834                              98-0659770
  (State or jurisdiction of            (Primary Standard Industrial                (IRS Employer
incorporation or organization)          Classification Code Number)            Identification Number)

      C/O Steven T Lowe Esq                       Business Filings Incorporated
            Suite 640                                   311 S Division St
   11400 West Olympic Boulevard                      Carson City NV, 89703
Los Angeles, California 90064-1567                     Tel: (949) 487-2436
          (310) 477-5811

                                 With a Copy to:

    Scott P. Doney, Attorney at Law 3273 E. Warm Springs Las Vegas, NV 89120
                            telephone (702) 312-6255
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   From time to time after this Registration Statement is declared effective.
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X}

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                        CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)       Price            Fee
--------------------------------------------------------------------------------
Common Stock        14,150,000     $0.003 per share   $42,450          $3.03
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

SUBJECT TO COMPLETION

                                   PROSPECTUS
                                 VANTAGE HEALTH
                                14,150,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date. Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders named in this prospectus are offering the 14,150,000 shares of our common stock offered through this prospectus. The 14,150,000 shares offered by the selling shareholders represent 19.1% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering. We will, however, receive $23,578,125 through the exercise of warrants should all outstanding warrants be exercised at the exercise price of $3.00 per share.

                                    Underwriting
                    Offering       Discounts and           Proceeds to
                     Price          Commissions        Selling Shareholders
                     -----          -----------        --------------------
       Per Share     $ 0.003           None                  $ 0.003
         Total       $42,450           None                  $42,450

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.003 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The Date of This Prospectus Is: August 18, 2010

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary                                                                       3
Risk Factors                                                                  8
Forward-Looking Statements                                                   11
Use of Proceeds                                                              11
Determination of Offering Price                                              11
Dilution                                                                     11
Selling Shareholders                                                         12
Plan of Distribution                                                         13
Description of Securities                                                    17
Interest of Named Experts and Counsel                                        18
Description of Business                                                      18
Market for Common Equity and Related Stockholder Matters                     37
Plan of Operations                                                           38
Changes in and Disagreements with Accountants                                42
Available Information                                                        42
Directors, Executive Officers, Promoters and Control Persons                 43
Executive Compensation                                                       45
Security Ownership of Certain Beneficial Owners and Management               46
Certain Relationships and Related Transactions                               46
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             47
Financial Statements                                                         48

                                     SUMMARY

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. We have suffered operating losses since our inception. As such we may have to cease operations and you could lose your investment.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" "Vantage Health" or "Vantage " refers to Vantage Health All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. The following summary is not complete and does not contain all of the information that may be important to you. Prospective investors are urged to read the entire prospectus before making an investment decision to purchase our common shares.

Vantage Health owns a 51% interest in Moxisign (PTY) Ltd. ("Moxisign"), a company incorporated in South Africa. Through our control of Moxisign we intend to build and operate an Active Pharmaceutical Ingredients ("APIs") manufacturing plant alongside a formulation and packaging plant in South Africa to meet the growing market needs for Antiretrovirals ("ARVs") in South Africa and potentially other African countries for the treatment of HIV/AIDS.

SUBMISSION OF PROPOSAL: (3-6 WEEKS)
In July 2010, the South African government advertised on its tender website a -two year supply tender advertisement. The tender is for an abbreviated period due to the fact that the Department of Health (DOH) wishes to enter into longer-term arrangements with pharmaceutical manufacturing companies who are committed to local API manufacture. The pharmaceutical companies who are successful at this tender may ultimately form a closed pool of bidders, who potentially may only need to negotiate new pricing for supply of ARV's every twelve months, for a period of ten years, rather than having to resubmit tenders every three years.

The company believes the South African government will be closing the tender advertisement before the end of August 2010. Moxisign has completed a bid package with the intent of being awarded a sufficient proportion of the ARV supply tender in South Africa.

APPROVAL PROCESS: (12-16 WEEKS)
Once a bid has been submitted to the South African government the Company believes the decision making process will take between 12-16 weeks for the proposals to be reviewed and supply contracts to be awarded.

SIGN TECHNOLOGY PARTNERSHIP AGREEMENT (8-12 WEEKS SIMULTANEOUS WITH APPROVAL PROCESS)
Moxisign intends to sign a technology partnership agreement for the delivery of formulated drugs initially, later extending to the supply agreement for APIs, most likely with a Chinese pharmaceutical company by the end of July 2010. It should be noted that the main Indian pharmaceutical companies currently supplying the South African government and DOH actually import their APIs from Chinese manufacturers. Moxisign's management believes that a direct relationship with Chinese manufacturers will result in increased profitability.

BEGIN DISTRIBUTION OPERATIONS: (12 MONTHS)
If Moxisign is successful in obtaining a material portion of the 2010 tender and comes to an agreement with a technology provider, who can supply ARV's we expect to begin distribution operations. This will entail purchasing the pre-packaged ARV products from our technology partner and distributing them to the South African market. Moxisign will act as a medium between the foreign pharmaceutical supplier and the domestic market for the initial 24 month tender.

EXERCISING OF WARRANTS/COMPLETION OF FINANCING (12-16 WEEKS)
If we are successful in obtaining a material portion of the 2010 tender we expect to raise capital through the exercising of warrants and through the completion of a public offering. We expect to complete the public offering within 16 weeks after the effectiveness of our registration statement and given we are obtain a material portion of the 2010 tender.

The Company will have capital requirements of $20,000,000 in order to make 350 tonnes of ARV APIs (Active Pharmaceutical Ingredients) per annum. This number is only an assumption at this point and could change based on the size of the tender awarded to Moxisign, if any at all. We plan to obtain capital in three ways:

     1-   Through retained earnings from the first year of operations
     2-   Current share holders exercising warrants
     3-   Selling additional common shares.

Issuances of additional shares will result in dilution to our existing shareholders. We currently do not have any material reason to believe our share price will reach a level where warrant holders will be willing to exercise warrants. There is no assurance that we will be successful in completing any equity financing.

ESTABLISH A PHARMACEUTICAL PLANT FOR FORMULATION OF ARV (8 TO 12 MONTHS)
If we are able to raise the required capital the company intends to construct a pharmaceutical plant in South Africa. The capital requirements for the facility are estimated by management to be approximately $5,000,000. The 8 to 12 month period would include the commissioning of the facility as well as the necessary Medicines Control Council of South Africa (MCC) Approvals. Comments from the Medicines Control Council of South Africa could cause additional delays and costs.

SUBMISSION OF AND APPROVAL OF POST 2010 PROPOSAL:
If Moxisign is successful in establishing a pharmaceutical/formulationplant and isinto the first year of the initial 1224 month tender, the company will then submit a proposal for the second 2012 tender. The Company believes the tender process may again take between 12-16 weeks for the proposals to be reviewed and supply contracts to be awarded but we are assuming the second 2012 tender will be for a substantially longer period of up to 10 years, although there can be no assurance of this

CONSTRUCT AN API FACILITY: (12-18 MONTHS)
The development of an API facility will take place if the Company is successful in obtaining a material portion of the long-term tender is expected to be advertised in July 2012. This production facility will be added to the formulation plant which will require necessary EIA, MCC and Government approvals. The capital requirements for the facility are estimated by management to be $15,000,000 to $20,000,000. The 12-18 month period includes the construction of the plant, stability testing for the newly formulated drug and regulatory approval. There is a possibility of additional costs and delays due to EIA and government review.

BEGIN PRODUCTION:
(Add content to describe what this will look like) This new API production facility will have the state of the art technology to produce API from fine chemicals. This facility will be similar to newer plants currently being built in Vietnam which will enable the production facility to switch from the production of a particular API to an alternate compound without requiring complete overhaul of the plant. Thus if the drug of choice for the treatment of HIV/AIDS changes it will allow greater flexibility. The production initially will rely on the importation of fine chemicals from China with technical assistance l from our technology partners.

REVENUES

The data below includes the first two years year of tender. Moxisign will be supplying fully formulated ARV to meet tender requirements. Figures are in US$ and assume Moxisign being awarded a 20% portion of the government tender. There is no guarantee Moxisign will be awarded any portion of the government tender.

                   Cost Per Unit                 $     12.00
                   Sales Price Per Unit          $     19.00
                                                 -----------
                   Gross Profit                  $      7.00
                                                 ===========

The total tender is estimated to be 609,000 patients requiring monthly supply. If Moxisign is awarded 20% of the tender this may amount to $ 10.2 million in gross profits.

                   Profit Per Unit               $      7.00
                   Patients                          121,000
                                                 -----------
                   Monthly Gross Profit          $   847,000
                                                 -----------
                   Annual Gross Profit           $10,164,000
                                                 ===========

At our year end, June 30, 2010 we had assets of $144,383 made up completely of cash, and a net loss of $6,627. Our current monthly burn rate is approximately $1,500 and is expected to increase significantly once operations begin.

We were incorporated on April 21, 2010 under the laws of the state of Nevada. Our principal offices are located at Suite 640, 11400 West Olympic Boulevard, Los Angeles, California 90064-1567. Our telephone number is (310) 477-5811.

THE OFFERING:

Securities Being Offered       Up to 14,150,000 shares of common stock.

Offering Price                 The selling shareholders will sell our shares at
                               a fixed price of $0.003 per share unless and until our shares are quoted on the OTC Bulletin
                               Board.

                               There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

                               We intend to apply to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering          The selling shareholders will determine when and
                               how they will sell the common stock offered in this prospectus.

Termination of the Offering    The offering will conclude when all of the
                               14,150,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion but in no event later than two years from the effective date of this registration statement. ( Date of expiration will be provided for this continuous offering once known)

Securities Issued and
 to be Issued                  14,150,000 shares of our common stock to be sold
                               in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                We will not receive any proceeds from the sale of
                               the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                   As of June 30, 2010 (Audited)
                                                   -----------------------------
BALANCE SHEET
Total Assets                         $                       144,383
Total Liabilities                    $                       141,127
Stockholders Equity                  $                         3,256

                                                      Period from April 21, 2010
                                                         (date of inception)
                                                      to June 30, 2010 (Audited)
                                                      --------------------------
INCOME STATEMENT
Revenue                              $                            --
Total Expenses                       $                         7,264
Net Loss                             $                        (6,627)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE ARE AT RISK OF THE DEPARTMENT OF HEALTH NOT AWARDING MOXISIGN WITH A MATERIAL PORTION OF THE 2010 TENDER.

In order to complete our proposed business plan Moxisign must be awarded a material portion of the 2010 tender from the DOH. There is no guarantee Moxisign will be awarded a material portion of the 2010 tender and as a result the business could fail.

WE ARE AT RISK OF THE DEPARTMENT OF HEALTH NOT RENEWING OUR SUPPLY AGREEMENT PAST THE 2012 PERIOD.

Once the initial 2010 DOH tender term has expired, in 2012 the company will have to bid once again to renew the tender for an extended period of time. There is no guarantee Moxisign will be awarded a material portion tender renewal and as a result the business could fail.

IF WE ARE UNABLE TO ARRANGE A TECHNOLOGY PARTNERSHIP WITH API MANUFACTURING CAPABILITIES OUR BUSINESS WILL FAIL.

In order to complete our proposed business plan we require a technology partnership with a foreign API manufacturer. The main suppliers Moxising intends on working with are located in China and India. If Moxisign is unable to arrange a technology partnership our business will fail.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officers and directors will only be devoting limited time to our operations. Dr. Ramakrishnan intends to devote 50% of her business time to our affairs while Mr. Lowe intends to devote less than 10% of his business time to our affairs. Because our senior officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Lisa Ramakrishnan and Steven Lowe from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Dr. Ramakrishnan and Mr. Lowe may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE OUR DIRECTOR OWNS 31.25% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Lisa Ramakrishnan, owns approximately 80.92% of the outstanding shares of our common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. She will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We will be incurring losses until we build a break-even level of revenue. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

THE AMOUNT OF SHARES TO BE SOLD THROUGH THIS OFFERING MAY MAKE IT UNLIKELY THAT WE WILL BE ABLE TO MAKE A SUCCESSFUL OFFERING OF OUR SECURITIES IN THE NEAR FUTURE.

Our selling shareholders are offering a significant percentage (19.08%) of our outstanding shares through this registration statement. As such, it is unlikely that we will be able to make a successful offering of our securities to raise capital in the near future.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

As a public company we will incur additional costs including but not limited to the following: Audit, Legal, Prospectus printing and drafting, SEC fees, Market Maker, Transfer Agent, and EDGAR filing fees. These costs are expected to run between $12,000 and $40,000 per year.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at a fixed price of $0.003 per share unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders,unless the existing warrants are exercised.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 14,150,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S and Regulation D of the Securities Act of 1933. Some shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

     1. 14,150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S and Regulation D of the Securities Act of 1933 that was completed on June 30, 2010;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                     Total Number Of
                                                       Shares To Be        Total Shares         Percentage of
                                                        Offered For        to Be Owned           Shares owned
                                   Shares Owned          Selling          Upon Completion       Upon Completion
     Name Of                      Prior To This        Shareholders          Of This               of This
Selling Shareholder                  Offering            Account            Offering              Offering
-------------------                  --------            -------            --------              --------
Athena Capital Ltd.                  3,712,500          3,712,500              NIL                   NIL
Robin Phillips                       1,000,000          1,000,000              NIL                   NIL
Berkshire Int'l Finance              3,500,000          3,500,000              NIL                   NIL
Fillmore East Food & Bev             3,000,000          3,000,000              NIL                   NIL
Julius R. Luthy                        100,000            100,000              NIL                   NIL
Julius Luthy                           100,000            100,000              NIL                   NIL
Thomas Mani                            100,000            100,000              NIL                   NIL
Donald N Schnyder                      100,000            100,000              NIL                   NIL
Heinz D. Zimmer                        100,000            100,000              NIL                   NIL
Thor Enterprise International           50,000             50,000              NIL                   NIL
Mark Murphy                             50,000             50,000              NIL                   NIL
Carmela Smedsrud                        50,000             50,000              NIL                   NIL
Kelly Paolini                           50,000             50,000              NIL                   NIL
Shelby Aldous                           50,000             50,000              NIL                   NIL

Erin Murphy                             50,000             50,000              NIL                   NIL
Torey Gault                             50,000             50,000              NIL                   NIL
Claudia DiNatale                        50,000             50,000              NIL                   NIL
Maria DiNatale                          50,000             50,000              NIL                   NIL
Dennis Mendoza                          50,000             50,000              NIL                   NIL
Vannarith Mak                           50,000             50,000              NIL                   NIL
James Walls                             50,000             50,000              NIL                   NIL
Andre Mailloux                         100,000            100,000              NIL                   NIL
HealthInvest Partners LLC              500,000            500,000              NIL                   NIL
Indus Consulting Inc.                  787,500            787,500              NIL                   NIL
Orly G. Leif                            50,000             50,000              NIL                   NIL
Randy Leif                              50,000             50,000              NIL                   NIL
Anna Castoro                            50,000             50,000              NIL                   NIL
Michael Castoro                         50,000             50,000              NIL                   NIL
Steven Figliolini                       50,000             50,000              NIL                   NIL
Gold Coast Environmental               100,000            100,000              NIL                   NIL
Catherine A. Huard                     100,000            100,000              NIL                   NIL

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 74,150,000 shares of common stock issued and outstanding on the date of this prospectus.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

- has had a material relationship with us other than as a shareholder at any time within the past three years; or - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates - are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price of $0.003 unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

If applicable, the selling shareholders may distribute shares to one or more of their nominees who are unaffiliated with us. Such nominees may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us There is no agreement or understanding between the selling shareholders and any nominees with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

For the purpose of this registration statement nominee will be defined as: (a) a person or entity who is requested or named to act for another, such as an agent or trustee, or (b) a potential successor to another's rights under a contract.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

     * A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     * Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     * Ordinary brokerage transactions and transactions in which the broker solicits purchasers

     * Face to face transactions between sellers and purchasers without a broker/dealer.

We may be deemed to me a shell company in accordance with the Securities Act of 1933. If we are deemed to be a shell company then our shares of common stock may not be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to resold through a registration statement declared effective by the SEC or by meeting the conditions of Rule 144(i). Therefore it is possible that you may not be able to sell your shares into the market place.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we, nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods". We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than the current officer/director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of June 30, 2010, there were 74,150,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We have authorized $10M of "blank check" preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have issued warrants to purchase up to 7,859,375 shares of common stock at $3.00 per share, currently exercisable for three years.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Scott P. Doney, Attorney at Law 3273 E. Warm Springs Las Vegas, NV 89120 has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Silberstein Ungar, PLLC. To the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on April 21, 2010 and have not begun operations. Vantage Health owns a 51% interest in Moxisign (PTY) Ltd. ("Moxisign"), a company incorporated in South Africa. Through our control of Moxisign we intend to build and operate an Active Pharmaceutical Ingredients ("APIs") manufacturing plant alongside a formulation and packaging plant in South Africa to meet the growing market needs for Antiretrovirals ("ARVs") in

South Africa and potentially other African countries. The company intends to build an Antiretroviral Active Pharmaceutical Ingredient (API) manufacturing plant in South Africa in order to supply the growing demand in the fight against HIV/AIDS.

In order to achieve the proposed business operations the company must submit a bid proposal to the South African government and be awarded a percentage of the government supply contract. There is no guarantee the company will be awarded a sufficient percentage of the supply contract to support profitable operations and if they are unsuccessful in the bidding process the business could fail.

At this time no major API manufacturing plants exist in South Africa. In fact there is only one small API plant in existence which doesn't manufacture any Antiretroviral APIs. The South African government identified the pharmaceutical manufacturing industry as a growth sector in South Africa's future planning, by its inclusion in the 2010/11 to 2013 Industrial Policy Action Plan II ("IPAP II") from the South African Department of Trade and Industry.

Moxisign's vision is to provide affordable ARVs to allow the South African government to manage the crippling impact of HIV/ AIDS. By doing this, Moxisign hopes to achieve its twin objectives of enabling those individuals with HIV to lead normal extended lives, as treatment continues for the lifetime of the patient, and secondly, establishing a successful and profitable South African company within the pharmaceutical sector.

Moxisign originated when a group of well qualified and driven individuals with proven expertise and successful track records in the medical and healthcare industry decided to put together a company that would tackle the African HIV/AIDS crisis. In addition, Moxisign's Board members have an established pedigree with governmental hierarchy in South Africa. The combination of these skills, coupled with the drive to make a positive difference makes for a company with a formidable vision.

Currently a small number of companies control South Africa's pharmaceutical supply industry. The South African Department of Health ("DOH") is determined to break up this virtual monopoly, leading to a more open and transparent pharmaceutical environment in South Africa. The current environment created by the change in South African Industrial Policy and forthcoming tender allocation, presents the opportunity for Moxisign to enter into this market.

The change in the political environment and the new government's ambitions in addressing the AIDS crisis are highly favourable for Moxisign's plans.

The result of the growing demand for ARVs both in South Africa and sub-Saharan Africa highlights a business opportunity, which in Moxisign's opinion has significant long-term viability. Moxisign is aware that a suitable technology partner is vital for the purposes of procuring raw material, intellectual property, good manufacturing practice, and economies of scale, as well as the required technical skills. This technology partner will be paramount to the success of this venture. As a result, Moxisign is acting with due caution and proceeding with the due diligence necessary in order to select the finest technology partner globally.

The market for ARVs is clearly defined within this business case as well as the rationale for an API manufacturing facility in South Africa. This plan confirms Moxisign's educated belief that such a business venture is both commercially viable in the short as well as the longer term, with the minimum of risk.

As a result of the desire expressed by the DOH and the South African government for a local manufacturing facility, Moxisign is poised to take advantage of the judicious timing and intends to become a leading manufacturer of ARVs for the South African government.

At the time of filing this registration statement the company has begun the development of a corporate website, raised $89,710 in share capital and completed an audit of the company's financial statements ended June 30, 2010. We have yet to implement our business model and our current focus is to obtain effectiveness of our registration statement from the Securities and Exchange Commission and apply for quotation on the OTC Bulletin Board.

STATE OF THE SOUTH AFRICAN HIV/AIDS EPIDEMIC

Currently 10% of the South African population is HIV positive with almost 1000 people dying of AIDS every day. As of 2010, South Africa carries a quarter of the HIV disease burden in sub-Saharan Africa and a devastating sixth of the global disease burden. South Africa's HIV epidemic shows no evidence of decline, based on the Joint UN Programme on HIV and AIDS report from 2008.

The South African government's stated intention is to reduce, by June 2011, the rate of infection by 50% and propose to achieve that by testing 15 million South Africans. The DOH aims, by June 2011, to provide ARV treatment to 80% of those who need it.

THE EPIDEMIC IN NUMBERS:

Adults with HIV                                           18.1%
People living with HIV                               5,700,000
Number of people receiving ARV therapy                 701,000
Number of people needing ARV therapy                 1,700,000
AIDS related deaths annually                           350,000
AIDS orphans                                         1,400,000

Life expectancy of patients on ARVs is near normal if treatment is started appropriately. In a recent Botswana Study on the effectiveness of ARVs, the average increase in lifespan is around 16 years.

There is a well-founded belief that South Africa pays more for some ARVs than other African nations. Despite this, there are some local pharmaceutical manufacturers that are reluctant to reduce their pricing of locally formulated ARVs. This reticence, despite discounts being negotiated with pharmaceutical companies by charitable institutions including the Clinton Foundation and Clinton HIV/AIDS Initiative ("CHAI"), has distanced many pharmaceutical companies from the SA government.

BACKGROUND: SOUTH AFRICAN PHARMACEUTICALS SECTOR

The South African pharmaceuticals sector is relatively well-constructed in most components, with the glaring exception of the manufacture of active pharmaceutical ingredients (APIs). The procurement of foreign APIs, formulation, packaging, labelling and distribution of pharmaceuticals is widespread, together accounting for the bulk of the country's 17 billion South African rand ("ZAR") pharmaceuticals sector.

There is virtually no API production in South Africa. A number of attempts over the last thirty years to study this deficiency have recommended several suggestions as to how the situation could be improved. Despite this, no development has occurred. Indeed, several pharmaceutical manufacturers and private sector companies have actively considered API production, but all without exception failed to make an investment and build local capabilities. One local small South African company which manufactures APIs in South Africa has not expanded to produce ARV APIs. The major constraints to growth have until recently been the small South African market and an export-averse culture, which prevents economy of scale being achieved. As a result South African based companies have not been competitive. This experience is in stark contrast to the significant growth in API production seen in other countries including India, South Korea and China.

The South African HIV/AIDS epidemic and the predicted demand for ARVs have changed this situation. According to the HIV and AIDS strategy (HIV & AIDS and STI Strategic Plan for South Africa 2007-2011), there will be 1.4 million people requiring ARVs by 2011. The national procurement cost for ARVs will be approximately ZAR4.3 billion per annum (2005/6 prices, including adults and children, assuming 80% coverage and high compliance). The demand for ARVs is projected to be approximately 700 tonnes per annum (Tpa) of APIs in South Africa.

Moxisign believes that the existence of this growing market will not on its own, encourage or stimulate private sector investment, because the components of the ARV treatment regimens are variable. Although there is some certainty around the total demand, the actual ARVs and APIs that will be procured, may change on a three year cycle based on World Health Organization treatment guidelines. Furthermore, newer ARVs may be developed which have greater efficacy and improved side effect profiles, or currently patented ARVs may come off their patents permitting their use in generic form, which only then will make them affordable in Africa.

Table 1: Standardised National HAART (Highly Active Anti-retroviral Treatment) regimens for adults and adolescents:

                                    1st Line
                                    --------
All new patients needing   TDF + 3TC/FTC + EFV/NVP   For TB co-infection EFV is
treatment, including                                 preferred. For women of
pregnant women                                       child bearing age, not on
                                                     reliable contraception, NVP
                                                     is preferred.
Currently on d4T based     d4T + 3TC + EFV/NVP       Remain on d4T if well
regimen with no side                                 tolerated. Early switch
effects                                              with any toxicity.
                                                     Subsitute TDF if at high
                                                     risk of toxicity (high BMI,
                                                     low Hb, older female)
Contraindication to        AZT + 3TC + EFV/NVP
TDF: renal disease

                                    2nd Line
                                    --------
Failing on a d4T or        TDF + 3TC/FTC + LPV/r
AZT-based 1st line
regimen
Failing on a TDF-based     AZT + 3TC + LPV/r
1st line regimen

                                    Salvage
                                    -------
Failing any 2nd line       Specialist referral
regimen

Table 2: Standardised National HAART regimens for infants and children: NB Treatments once commenced are for the lifetime of the patient

                                    1st Line
                                    --------
All infants and children      ABC + 3TC + LPV/r
under 3 years
Children 3 years or older     ABC + 3TC + EFV
Currently on d4T-based        Can continue       Substitute - once lipodystrophy
regimen with no side effects                     suspected

                                    2nd Line
                                    --------
Children above 3 years        AZT + ddl + LPV/r
Failed ABC + 3TC + EFV
Failed on AZT or ddl-         ABC + 3TC + LPV/r
based regimen
Failed on LPV-based           Refer              Specialist advice necessary
regimen                                          and/or hospital referral
Infants under 3 years         Refer              Specialist advice necessary
failing 1st line                                 and/or hospital referral

                                    Salvage
                                    -------
Failing any 2nd line          Specialist referral

Index:
          TDF: Tenovofir                NVP:   Nevirapine
          ddl: Dideoxyinosine           AZT:   Zidovudine
          3TC: Lamivudine               LVP/r: Lopinavir
          FTC: Emtricitabine            ABC:   Abacavir
          EFV: Efavirenz

The value chain of the South African pharmaceutical sector, from the fine chemical intermediates to the final `ready for sale' product, is considered below. The sector is uniquely characterized with regard to the following:

     * The local manufacture of APIs is almost non-existent; the total value of APIs, as utilised for formulation and including the API-equivalent of imported finished product, is estimated to be about ZAR6.5 billion (or 37% of the total pharmaceutical market. Of this only ZAR150 million (or 2.3%) is locally produced, based on figures supplied by the Department of Trade and Industry (`DTI'). The situation for ARVs is considerably worse, as there is no local ARV API production at all.

     * The local formulation sector is comparatively strong; 59% by value of the total pharmaceutical market is locally formulated. Based on information obtained from the Medicines Control Council, there are at least 77 registered manufacturing entities in South Africa. Although many of the companies have relatively small and unsophisticated facilities, there are several large sites which are capable of large volume production of a variety of pharmaceutical products.

     * The local market is split between the private and public sector, with the public sector market comprising 21% of the total market by value, but approximately 70% by volume. The private market in turn, consists of "over the counter" medicines and prescription medicines, with the relative proportions by value being 30% and 70% respectively. The prescription medicines market (total value is ZAR9.8 billion p.a.) consists of branded and generic products, with the branded products being 78% by value and only 50% by volume, thereby implying that the average branded product is 3.5 times more expensive than generics.

     * Pharmaceutical exports, whether at the level of APIs or at the level of formulated medicines, are low in comparison to the total value (4% of the total local formulated product output); as a result there is a noticeable trade imbalance for the sector (estimated to be about ZAR11.8 billion, with the inclusion of imported APIs and formulated products). The growing demand may exacerbate this problem. The possible additional foreign import burden from the escalating ARV programme may reach ZAR4.5 billion per annum, although this figure is highly dependent on the actual ARV API components and whether these will be locally formulated.

     * A number of studies have previously referenced the declining employment levels within the sector and the absence of new investment. This situation has slowly improved over recent years, with some new investment in formulation plants by a number of companies, including Aspen Pharmacare, Ranbaxy and Enaleni.

     * According to `The Business of Health in Africa' report commissioned by the International Finance Corporation of the World Bank, the value of ex-factory generics formulated in South Africa, was USD$735 million, or about ZAR5.1 billion in 2008; this implies that generic formulation accounts for about 50% of total formulated production.

     * The same report also notes the existence of an extensive informal health sector in sub-Saharan countries, a sector that includes traditional healers and sellers of herbal medicines (including many HIV herbal "remedies"). It is estimated that expenditure in the informal sector may amount to 13% in countries such as Zambia, and in Nigeria, roughly 50% of the population patronize either traditional healers or medicine dealers. The figures for South Africa are not known and have not been included in the overall sector summary.

In summary, the pharmaceutical sector in South African is characterized by many unique features which are all important, although it is quite clear that the limited capacity in ARV API manufacture is an obvious shortcoming. This latter predicament creates the fundamentals for Moxisign's business case. Moxisign could potentially become a key participant and driver in this industry space.

IMPORTANCE OF LOCAL API PRODUCTION

Moxisign believes that the long term success of the ARV programme in South Africa is likely to become dependent on the development of local API manufacturing and resultant ARVs. The putative benefits of regional production of ARVs are listed below:

DIRECT BENEFITS

POTENTIAL COST SAVINGS. A dedicated ARV API facility in South Africa would be competitive against the lowest cost international producers on the basis of improved process technology, continuous (as opposed to batch) processing, and better economies of scale. The extent of the cost saving depends on which APIs are being manufactured and what processing steps are required. However, the following general comments can be made:

     * Most APIs are produced in batch chemical plants which are highly inefficient from an asset utilization perspective. Such plants are generally oversized for the required capacity and operate according to long batch processing cycles. A dedicated facility, which has been explicitly designed to manufacture only a few APIs, would provide a lower cost platform for ARV API production.

     * Secondly, the process technology itself has been considerably improved over the last few years through innovative technology. Many of the established producers are constrained by old processes and technologies; new entrants have greater flexibility to innovate and select more efficient process routes.

     * Thirdly, a South African facility will, in theory, have significant economy of scale. The volume requirement of the most important ARV drugs in the current treatment regimen is projected to be 150 and 360 Tpa for tenofovir and efavirenz respectively. In pharmaceutical terms, the combined requirement for just these two components is considerable (510 Tpa) and will, in the opinion of Moxisign's management, provide the necessary efficiency for a production facility.

RELIABILITY OF SUPPLY. A successful highly active antiretroviral treatment (HAART) program depends on 100% security of supply. An interruption to the supply of APIs, and hence the prescribed ARVs, may cause a resumption of high HIV viral loads and the possibility of developing widespread resistance to existing ARV treatment regimens. It is therefore critical that the supply of ARV APIs be guaranteed. Local production will improve the security of supply, and extend procurement options.

QUALITY STANDARDS. Local production with regular surveillance on quality control issues in conjunction with health authorities would guarantee quality standards without compromising on cost.

FOREIGN IMPORT SAVINGS. The average price for the ARVs required is $950 to $1100/kg. By 2012 the total import bill for the estimated South African HAART procurement program will be about ZAR4.9 billion (2007 prices; this figure is assuming 1.75 million patients are on HAART and based on a fully imported API that is locally formulated). Local production may, to an extent, offset in part this foreign exchange exposure and import deficit. It is estimated that the cost of importing the relevant raw materials is about 55% of the API cost (dependant on the API) and hence implies a foreign import saving of at least ZAR2.4 billion per annum. The latter figure excludes any foreign currency earnings through the export of ARV APIs to other countries.

INDIRECT BENEFITS

DEVELOPMENT OF THE CHEMICALS SECTOR. The need to diversify the manufacturing sector, and in particular to stimulate production of more profitable, high technology products, has been emphasized in several recent policy documents. It is also an objective of the National Industrial Policy Framework of the Department of Trade and Industry South Africa, in which the pharmaceuticals sector has been identified as key. Over the last twenty years there has been strong growth within this sector, to the extent that it now forms a major part of the high technology activities of many developed countries, alongside telecommunications and information technologies.

EXPORTS. A local API producer could also become a significant exporter, using South Africa as a gateway into sub-Saharan African markets. Although the initial intention is to develop a local supplier of a highly strategic product, ultimately this could assist in building a regional API production capacity which would benefit the entire African continent. From a macroeconomic view, this may help improve the South African current trade imbalance. But this will also depend on the products themselves, their patent cover and the scope of any voluntary license agreements which may cover patent issues.

DEVELOPMENT OF HUMAN CAPITAL. Most of the essential skills for a successful API manufacturing sector are already well developed in South Africa within academic institutions (organic chemistry, chemical engineering, mechanical engineering, pharmacology, etc). But experienced professionals with knowledge of pharmaceutical manufacturing within an industrial environment are very limited. The main reason for this gap is the lack of a local API industry. In Hyderabad India, much of the impressive growth of the API manufacturing sector can be linked to the initial commitment of Dr K A Reddy and the establishment of his company "Dr Reddy's Laboratory" in 1984. The history of the API industry in Hyderabad is an interesting example of how an initial "toe in the water" went on to snowball into a highly developed, populated and profitable industrial sector. Moxisign has positioned itself to become a major South African API manufacturer which should result in a close working relationship with the South African government.

The `Business of Health in Africa' study on the health sectors in sub-Saharan countries, noted that African manufacturers operate at a cost disadvantage relative to the larger Indian generics companies. This is primarily due to being small scale, with a relatively expensive asset base, combined with older technology and high financing costs, as well as the lack of integration with any API production. These factors are not necessarily applicable to a newly formed dedicated ARV API facility. Nevertheless, it is evident that better integration between formulators and API producers may indeed increase the overall cost effectiveness of the pharmaceuticals sector.

Moxisign believes there are numerous benefits to local API manufacturing. This is confirmed by the DTI which has identified this specific sector as one of its pillars of the IPAP II, and is, in Moxisign's opinion, a fairly reasonable prognosticator of support from the South African government for this venture.

SOUTH AFRICA'S PROJECTED DEMAND FOR ANTIRETROVIRALS

On the assumption that the number of patients will rise to 1.8 million by 2012 (consisting of 100 000 children and 1.7 million adults), and that 80% of patients will be on the first line ARV regimen, the projected demand for ARVs and the estimated costs of their APIs is shown in Table 3. These data are generated under the assumption that the standard of care for the first line ARV regimen will remain a triple therapy consisting of two nucleoside reverse transcriptase inhibitors (NRTIs) and one non-nucleoside reverse transcriptase inhibitors (NNRTI). This regimen, and in particular the combination of tenofovir, lamivudine or emtricitabine, and efavirenz or nevirapine, has recently been shown as being the most effective in the long term control of HIV.

TABLE 3: 2012 DEMAND FOR THE TOP FIVE ARVS:

                                                 Estimated cost as API
   API                   DEMAND (Tpa)               (2008 R/annum)
   ---                   ------------               --------------
Tenofovir                   135                       669,023,257
Lamivudine                  163                       284,077,568
Efavirenz                   325                     1,296,875,853
Nevirapine                   36.1                      65,873,059
Zidovudine                   36.1                      96,064,878
TOTAL                        695.2                  2,411,914,615

It is note-worthy that the most popular regimen in the developed countries is the co-formulated product of Atripla, which is a tenofovir, emtricitabine and efavirenz combination. However this product is patent protected and is unlikely to be affordable in developing countries until at least 2016. As a result, it is considered that the key ARV/APIs for the sub-Saharan Africa region will be tenofovir, lamivudine, efavirenz, nevirapine and zidovudine, the latter due to its importance in post exposure prophylaxis and in the prevention of mother to child transmission.

Prices of the newer APIs are still decreasing in the short term, as a result of process innovation improving the overall cost of manufacture. Whereas older products have stabilised at a relatively optimal level and further improvements are not anticipated.

It is estimated that the total cost of procurement, based on longer term prices remaining at the 2008 cost and the South African rand trading at a relatively stable international exchange rate, will be about ZAR2.4 billion for just the top five ARV APIs.

AVR/AVI PRODUCTION

Tenofovir is a nucleotide reverse transcriptase inhibitor. It was initially developed by the Czech scientist Prof Antonin Holy in the late 1970s and was much later licensed to Gilead Sciences, Inc., in the US. Approval by the US Federal Drug Administration for the treatment of HIV/AIDS was granted in 2001 (Viread). The molecule is actually a nucleotide (and not nucleoside) reverse transcriptase inhibitor, and is similar in structure to the GSK product Abacavir, but with improved efficacy and less side effects. Although the active compound is tenofovir, the drug is made and sold in the prodrug form, tenofovir disoproxyl fumarate (TDF) since this form is better absorbed, although its bioavailability is still only 25%.

Synthesis of TDF proceeds through a number of steps (see Figure 1), the most significant of which is the conversion of PMPA hydrate to the disoproxyl form. Traditionally this step has only been possible in low yield but recent process innovations have improved this yield. In addition, the price of the key raw material magnesium butoxide has been reduced from approximately $239/kg to around $72/kg, resulting in considerable cost savings to the final product.

FIGURE 1: CHEMICAL STRUCTURE OF TDF:


                [GRAPHIC SHOWING THE CHEMICAL STRUCTURE OF TDF]

An estimated cost of production for TDF is given in Table 4; it is noted that 62% of the cost is due to the cost of the raw materials, some of which can be sourced locally. The extent of local procurement is important since this will determine the magnitude of the foreign import savings. It is calculated that 21% of the raw materials can be sourced locally and that the total non-imported component of the cost of production will be $324.47/kg TDF or 43% of the overall cost of production (see Table 5). In other words, if one assumes that the total annual cost of procurement for TDF is approximately ZAR670 million per annum, the total foreign import savings on TDF alone will be around ZAR337 million per annum at present exchange rates, and the local value addition could be as much as ZAR204 million or 30% of the total cost of procurement.

Table 4: Breakdown of TDF cost of production:

Component                         Cost ($/kg)     Contribution to Total Cost (%)
---------                         -----------     ------------------------------
Calculatted Raw Matieral Cost       468.13                   61.7%
Direct Manufacturing Expenses       156.43                   23.2%
Indirect Manufacturing Expenses      26.48                    3.9%
Administrative Overhead              32.55                    4.8%
Margin                               34.18                    4.7%
Financing Costs                      12.49                    1.6%
                                    ------                  ------
TOTAL API COST                      730.26                    100%
                                    ======                  ======

Table 5: Non-typoimported component of the TDF cost of production:

Component       Sub-Item             Cost (US $/kg)   Contribution (US $/kg TDF)
---------       --------             --------------   --------------------------
Raw Materials   Triethylamine            2.32                    2.6
                Cyclohexane              2.29                   20.3
                Fumaric Acid             1.69                    0.9
                Dimethyl Formamide       1.44                   11.4
                Iso Propyl Alcohol       1.32                   29.0
                Ethyl Acetate            1.26                   12.1
                Toluene                  1.16                    2.2
                Acetone                  1.09                    2.9
                Sodium Sulphate          1.02                    1.7
                Acetic Acid              0.87                    0.7
                Caustic Soda Lye (48%)   0.60                    3.7
                Methanol                 0.54                    8.9
                Sodium Bicarbonate       0.49                    0.1
Direct          Power                                           25.59
Manufacturing   Steam (Coal)                                    19.40
Expenses        Production Consumables                          15.75
                Repair & Maintenance                            33.54
                Salaries                                        40.07
                Effluent                                         0.93
                Analytical Charges &
                 Other QC Expenses                               7.40
                Water                                            2.51
                Other (Air, etc)                                11.26
Indirect        Plant Depreciation
Manufacturing    (assumes mainly local)                         24.02
Expenses        Admin and Overheads                             32.55
                Working Capital                                 12.49
                Other                                            2.46
                                                               ------
TOTAL                                                          324.47
                                                               ======

As detailed in Table 4, it is calculated that the local cost of production will be approximately $730/kg TDF, which is equivalent to the present API purchase price, but 10% higher than the estimated 2012 international price of $670/kg TDF. As a result, a top tier technology partner is required to lower the cost of production as well as the costs of the raw materials. In addition it is advisable to formulate the complete drug "cocktail" and supply this to government as a tablet that generates a reasonable profit margin for Moxisign.

GOVERNMENT SUPPORT

There are a number of options available to the South African government to encourage upstream API investment and development of a robust pharmaceutical industry. These range from the establishment of a state pharmaceutical company, to the provision of incentives to wholly owned private companies. In assessing the various options, the following aspects of the ARV API market need to be considered:

     * The market is presently cost-driven. The API prices are set on a cost plus model, with the market leader being the lowest cost producer. In this respect, ARV API'deltete's have become commodity chemicals. This is the result of intervention by various international organisations such as the Clinton HIV/AIDS Initiative and US President's emergency plans for Aids relief ("PEPFAR"), which have used their market power and the convincing arguments around extending access to life-saving medicines to drive down API prices.

     * The older the API, the lower the margins. As products mature, the selling price tends to reflect only the direct costs (variable and fixed), with all indirect costs either fully depreciated or absorbed into other products.

     * Chinese and Indian API producers benefit from national incentives and subsidies which are intended to stimulate the pharmaceutical industry. As a result, the international selling price of APIs is often at a 20% to 30% discount when compared to the local price, and by implication, when compared against the full cost of production. It is assumed that the South African government would also support local API production similar to that of foreign competitors.

     * As a consequence of the narrower margins, competitive advantage for a single producer is principally achieved through a technology advantage, and to some extent through integration with formulation. The lowest cost producer is generally the producer who has managed to lower the cost of production through process innovation. This aspect cannot be overemphasised; in any proposed arrangement for local production, access to modern competitive ARV API process technology is fundamental and could be the difference between success and failure. Such technology is generally not traded; therefore a royalty of between 5% and 10% of net sales (or net revenue) is anticipated. Alternatively, a Moxisign/foreign pharmaceutical company Joint Venture could also be formed.

     * The initial capital investment is expected to be significant. It is recommended that a new facility be constructed or purchased and that such a facility be scaled to manufacture up to 600 Tpa of API. The cost of such a facility is estimated at USD$20 million, depending on the selection and number of APIs manufactured. It is also estimated that the facility will require at least 18 months to become operational. It is Moxisign's intention to produce multiple APIs in the facility for a wide variety of chronic disease medications including treatment for tuberculosis. This will assist in achieving production economies of scale as well as diversifying the product offering.

     * The components of the treatment regimens change relatively quickly and some flexibility will be essential in the local ARV API manufacturing capacity. This can be achieved more easily with the latest technology. However, even in the best of circumstances, this capacity cannot be switched instantaneously; it will require a lead time of around 12 months for any manufacturer to be able to make a switch from, say TDF to EFV. As a result, a close liaison between Moxisign and the DOH is essential in making this venture successful.

     * The pharmaceutical value chain consists of a complex network of design companies, raw material suppliers, formulators, financiers, etc.; starting from a zero baseline the development of these networks would be very difficult, perhaps even insurmountable, for a new entrant. Therefore, it is important to be able to draw on the experience and expertise of existing producers and formulators if this business case is to proceed successfully. Some especially important aspects are implementation of Good Manufacturing Practice ("GMP"), Good Laboratory Practice ("GLP"), and Good Automated Manufacturing Practice ("GAMP") which are essential in order for the facility to receive regulatory approval. This approval can take up to 3 months post commissioning. Thus, obtaining the support of the South African government could expedite this process.

     * Perhaps the most compelling reason for the South African government to give some form of support to this project is because the South African government appears under pressure to dissociate itself from the previous tender process which had only a single company being able to bid on certain ARVs, resulting in an anti-competitive market. The South African government believes it is crucial to let competitive market forces determine the costs of procurement, rather than dealing with only one company that apparently holds the current monopoly.

This last point also explains the South African government's rationale for changing the conditions of the forthcoming tender. The South African government has now set a predetermined maximum price that it is prepared to pay for each ARV. This tender has also paved the way for companies to bid without having their ARVs approved and registered with the Medicines Control Council ("MCC"), as they will permit registration to occur as tender bids are appraised. The DOH has offered to ensure that registrations for ARVs are fast tracked.

The South African government's support in other areas includes construction of a new building to house the MCC, which has been funded by the Centre for Disease

Control and prevention ("CDC" see below) and in conjunction with Columbia University. This will speed up the registration of new ARV drugs from 4-6 months to 4-6 weeks

The CDC Global AIDS Program ("GAP") South Africa office was launched in June 2000. Since then CDC has been supporting the DOH through activities focusing on preventing transmission of HIV/AIDS, treatment and care of those who are already infected with HIV, and increasing laboratory capacity.

The South African government's support for local production over foreign companies is highlighted by the example in the last ARV tender process in 2007, where the South Africa government supported a local formulator over foreign competition, despite the local bid being around 40% more expensive than the equivalent bid from a competing foreign pharmaceutical company.

PROPOSED BUSINESS CASE: PRIVATE SECTOR ENTITY WITH PUBLIC SECTOR INCENTIVES

The South African government has suggested that it may provide direct incentives to private sector companies for investment in API production. Such incentives could include a variety of measures including tax allowances, capital equipment write-offs and price preferences. The advantage of this approach from a government perspective is that it carries relatively little risk; should the entity not succeed, most of the capital exposure will be carried by the private sector company.

The South African government also has in place the following set of incentives:

     DTI Investment Program Grant: Cash grants of up to 15% of the cost of capital investment.

     Foreign Investment Grant.

     Industrial Development Corporation provides loan financing.

     Export marketing assistance is also available from the DTI.

These incentives can only be specifically quantified once Moxisign has initiated a comprehensive manufacturing plan.

POTENTIAL TECHNICAL PARTNERS

Low cost API producers are clustered between India and China. On account of the existence of some of India's larger API producers currently in the South African market, coupled with the hunger for market share demonstrated by Chinese pharmaceutical companies. Moxisign is firmly of the opinion that a Chinese pharmaceutical manufacturer would be the first choice for a technology partner. Moxisign has identified a number of Chinese manufacturers and is currently in the process of scrutinizing the appropriate in-line partner; although the final selection will only be decided once due diligence has been completed.

LOCAL PARTNER AND BLACK ECONOMIC EMPOWERMENT (BEE)

Black Economic Empowerment ("BEE") was a policy introduced by the first democratic government in South Africa in 1994. The aim was to harmonize the gaps created in the South African economy by the previous Apartheid government.

BEE aimed to:

     * Increase ownership of equity in companies by Previously Disadvantaged Individuals ("PDI"). A minimum benchmark was set at 26% and some sectors now call for 40%.

     *    Increase Management and Board of Directors participation by PDIs

     *    Encourage Skills development and transfer

     * Create a more equitable economic environment to allow for BEE companies to emerge and grow

A PDI is defined as:

     * A non white citizen or permanent resident who has had residency prior to 1994

     *    A woman

     *    A disabled person

All South African government departments and businesses make use of the Department of Trade and Industry's BEE scorecard as a gatekeeper for tenders. This scorecard weighs scoring based on ownership, management, structure, employment of women and the disabled as well as skills development initiatives. This has been extended to include local manufacture and assist in the goal of sustainable job creation.

From 1994 to 2004 the BEE system was allegedly abused, as it seemingly created an elite group of politically affiliated black business individuals who enjoyed portfolio stakes in multiple large entities without any change to management or policies. According to the South African government, this failed the goal of BEE as it did not distribute the economic benefits equitably. South African government has, since 2004, favoured the implementation of Broad Based Black Economic Empowerment ("BBBEE"), which represents and benefits larger groups of people.

It is imperative for Moxisign to include a BBBEE consortium which consists of multiple skills and advantages as the local terrain in South Africa is unlike any other. Furthermore, a grasp of the country's policies as well as relationships with the relevant stakeholders are essential for success. Thus, Moxisign has sought to create a consortium to make up its BBBEE component.

The consortium may include Kopano Ke Matla Investments (Pty) Ltd., ("Kopano"). Kopano is the investment arm of the South African trade union federation COSATU, which benefits over 2 million members. Kopano is the largest BBBEE group in South Africa and has stakes in numerous companies such as Saatchi and Saatchi, Hernic FerroChrome (Mitsubishi), Ansaldo STS Rail, Airports Company of South Africa (ACSA) among others. Also included will be NEHAWU, the investment arm of the Allied Health Workers and Nurses Un

The second group within the consortium is led by Dr Peter Matseke one of the first black South African medical doctors in South Africa. Dr Matseke is actively involved in South Africa's health and medical sector as the founder and Chairman on the Clinix Health Group, the leading BBBEE hospital group with 6 hospitals, targeting the gap between public and private healthcare. Dr. Matseke has joined the Board of Moxisign as Chairman.

The third group is made up of multiple individuals who have the political insight, lobbying ability and the will to ensure that a project of this nature is acknowledged and promoted at the highest levels and that government support across the relevant government ministries is achieved.

Finally, Moxisign will create an education trust that will benefit the growth of an industrial pharmaceutical industry in South Africa, supporting home grown research and development and the establishment of an API industry within the country. The South African government has warmly welcomed this undertaking.

This consortium should provide the foundation for Moxisign to thrive in South Africa, as the participants have broad skill sets and are all aligned with South African government policies which should, in the opinion of Moxisign management, ensure that Moxisign is astutely politically aligned and also compliant with all South African government policies.

DEPARTMENT OF HEATH (DOH) ARV TENDER 2010

The DOH ARV tender for 2010 is already up for renewal (originally due in March
2010) and the tender has now been advertised.(www.globalerfx.com) advertisement of a new tender The tender advertisement had been T delayed due to the fact that only a single company (the South African company whose bid was successful at the last tender) has MCC registration for the new ARV drug cocktails of choice (TDF based).

In July 2010 the South African government published a two year year supply tender advertisement. The reason for the abbreviated period ( tenders are usually for three years), is apparently due to the fact that the DOH wishes to enter into longer term arrangements with pharmaceutical manufacturing companies who are committed to local API manufacture. These successful pharmaceutical companies may ultimately form the closed pool of bidders, who potentially may only need to negotiate new pricing for supply of ARV's every twelve months, for a period of ten years, rather than having to resubmit tenders every three years in anticipation of supporting emerging pharmaceutical companies, the DOH will historically allow a company to tender without having the specific drugs registered first with the MCC. The bidding company will most likely be given 4 months to achieve registration of the drugs with the MCC. The South African government has indicated that it will lend its support to the MCC to assist in "fast tracking" these registrations.

The value of this forthcoming two year tender is expected to be in the region of ZAR3.8 bllion per yearand it is possible that each preferred supplier could be allocated the equivalent of approximately US$100 million of ARV orders for the first year, although there can be no assurance that this will actually be the case. This current tender should enable the DOH to provide ARVs to approximately 820 000 patients, with this number growing closer to 1.4 million patients by 2012 for the next tender as tabled above.

If Moxisign fails to secure a material portion of the ARV tender, Moxisign would still be committed to phase 2 (provided we have the tacit support of the South African government, through grants and incentives) and phase 3, which would obviously augment Moxisign's chances significantly of securing a portion of the next longer term tender in 2012.

COMMERCIAL VIABILITY

The value of the forthcoming ARV tender and the predicted growth in demand for ARVs underpins the financial viability of Moxisign's business case for the establishment of an API manufacturing facility. In the event that Moxisign is awarded a material portion of the June 2010 tender, this could generate sales revenue in the order of approximately $100 million per annum with projected annual growth of 20%. If Moxisign is successful with its bid in this 2010, 24 month South African government tender, then Moxisign could potentially be favorably positioned for the subsequent longer term South African government tender in .2012

Current cost analysis from China indicates a pre tax profit margin of approximately 15% to 20% on ARV API `s. Although, and until such time as a technology partner is approved and a supply agreement negotiated, trading margins cannot be accurately forecast

FIRST YEAR REVENUES

The data below is forward looking and includes the first year of tender only as during this period we will be importing fully formulated ARV. These revenue projections will undeniably decrease in the forthcoming years as we develop our own production facilities. Figures are in US$ and assume Moxisign being awarded a 20% portion of the government tender. There is no guarantee Moxisign will be awarded any portion of the government tender. During the first year Moxisign will be supplying fully formulated ARV to meet tender requirements. Gross profit margins are projected to be 37%. for TDF

                   Cost Per Unit                 $     12.00
                   Sales Price Per Unit          $     19.00
                                                 -----------
                   Gross Profit                  $      7.00
                                                 ===========

The total tender is estimated to be 609,000 patients requiring monthly supply of TDF. If Moxisign is awarded 20% of the tender management believes that this will amount to $10.2 million in profits.

                   Profit Per Unit               $      7.00
                   Patients                          121,000
                                                 -----------
                   Monthly Gross Profit          $   847,000
                                                 -----------
                   Annual Gross Profit           $10,164,000
                                                 ===========

SUMMARY

Vantage Health owns 51% of Moxisign. At the time of filing this registration statement the company has raised $89,584 in share capital and completed an audit of the company's financial statements ended June 30, 2010. We have yet to implement our business model and our current focus is to obtain effectiveness of our registration statement from the Securities and Exchange Commission and apply for quotation on the OTC Bulletin Board.

Moxisign believes that the timing of this business venture is fortuitous and the vision outlined within this business case is promising, for a number of reasons:

The South African government's insistence on the establishment of a local ARV API manufacturing industry foreshadows a great business opportunity for Moxisign.

The change in the ARV treatment programmes: Tenofovir has become the drug of choice necessitating a change in the tender requirements, and the reluctance of the South African government to award the tender to only one pharmaceutical company affords Moxisign the opportunity to participate in current and future government tenders.

The South African government's commitment to treat 1.6 million patients by 2014, and their pledge to have 15 million people tested for HIV by June 2011, should serve to underpin revenue growth.

These are all critical and positive contributory factors to the timing of Moxisign's proposed tender bid.

The South African government budget for ARVs is projected to grow to over ZAR5 billion per annum by 2012 and Moxisign intends to position itself to be among the preferred suppliers for a material portion of this business. Moxisign intends to select the most suitable technology partner to ensure the lowest possible cost of production and maximum margin efficiency, thereby maximizing profitability. The government support garnered via the BBBEE consortium should also ensure that Moxisign's intentions, direction, capabilities and commitment are conveyed to the DOH and the South African government, counteracting the possibility of anti-competitive behaviour from various competitors which may have previously enjoyed a monopoly.

Finally, the phased approach proposed due to the imminent timing of the 2010 tender should complement Moxisign's intentions to reinvest profits from its full importation of ARV's in the first 6-12 months, into the roll out and commissioning of Moxisign's API manufacturing facility.

Moxisign is committed to helping improve the lives of millions of Africans. The demand for treatment of HIV/AIDS is pressing and growing in South Africa and the African continent.

THERE IS NO GUARANTEE THAT MOXISIGN WILL BE AWARDED TENDER FOR THE 2010 YEAR OR THE YEARS BEYOND. IF THE COMPANY IS UNABLE TO PROCURE A MATERIAL PORTION OF THE 2010 TENDER THE BUSINESS WILL FAIL AND YOU COULD LOSE YOUR INVESTMENT.

RESEARCH AND DEVELOPMENT

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries, other than our 51% ownership of Moxisign.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

GOVERNMENT REGULATIONS

Moxisign will conform to South African government policy, including IPAP II, whilst also noting that one of the principal drivers of this project is the current criticism regarding the previous ARV tender in 2007.

Moxisign is cognizant of this IPAP II policy alignment, as any endeavour to establish a new industry without fitting into defined government policy may face hurdles. The timing, in the opinion of Moxisign's management, is excellent for Moxisign to put its plans into operation. In addition, the current social and economic conditions appear optimal for Moxisign to implement its business case. We have attached the IPAP II document and the website address for the MCC.

OFFICES

Our business office is located at Suite 640, 11400 West Olympic Boulevard, Los Angeles, California 90064-1567. Our telephone number is (310) 477-5811. We do not pay any rent to Lowe Law and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 32 registered shareholders.

RULE 144 SHARES

A total of 60,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is able to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     * 1% of the total number of securities of the same class then outstanding, which will equal 32,000 shares as of the date of this prospectus; or

     * the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

PROVIDED, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 60,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

Our plan of operations is as follows:

The following steps are required in order for the Company to begin operations:

SUBMISSION OF PROPOSAL: (3-6 WEEKS)

In July 2010, the South African government published a two year supply tender advertisement. The tender is for an abbreviated period due to the fact that the DOH wises to enter into longer-term arrangements with pharmaceutical manufacturing companies who are committed to local API manufacture. These successful pharmaceutical companies may ultimately form the closed pool of bidders, who potentially may only need to negotiate new pricing for supply of ARV's every twelve months, for a period of ten years, rather than having to resubmit tenders every three years.

In anticipation of supporting emerging pharmaceutical companies, the DOH will historically allow a company to tender without having the specific drugs registered first with the MCC. The bidding company will most likely be given up to 4 months to achieve registration of the drugs with the MCC. The South African government has indicated that it will lend its support to the MCC to assist in "fast tracking" these registrations.

The company believes the South African government will be closing the tender advertisement before the end of August 2010. Moxisign has completed a bid package with the intent of being awarded a sufficient proportion of the ARV supply tender in South Africa.

APPROVAL PROCESS: (12-16 WEEKS)

Once a bid has been submitted to the South African government the Company believes the decision making process will take up to 7 to 12 weeks for the proposals to be reviewed and supply contracts to be awarded.

SIGN TECHNOLOGY PARTNERSHIP AGREEMENT (8-12 WEEKS SIMULTANEOUS WITH APPROVAL PROCESS)

Moxisign intends to sign a technology partnership agreement, most likely with a Chinese pharmaceutical company. It should be noted that the main Indian pharmaceutical companies currently supplying the South African government and DOH actually import their APIs from Chinese manufacturers. Moxisign's management believes that a direct relationship with Chinese manufacturers will result in increased profitability.

This technology partnership as detailed above would have to be phased, due to the time constraints of this initial tender. Phase 1 will be the importation of a formulated ARV, with a written commitment to the DOH for the establishment of phases 2 and 3. In fact, the phase 2 process is expected to begin concurrently with the 1st phase.

Phase 2 will be the purchase of a pre-existing approved and MCC registered formulation facility, thereby obviating any further delays in registration. Moxisign has identified such a facility in Cape Town, South Africa and has begun the due diligence process for the possible purchase of this facility It is Moxisign's intention that by the second half of the twelve month tender, Moxisign should be ready to formulate ARV drugs in South Africa, and only import the APIs.

Phase 3 has approximately a 12 to18 month span which would entail the actual commissioning of the API plant. The current API manufacturing process requires a total of 15 processes to produce the API ("N - 15"), and Moxisign plans to start with an N - 1 or perhaps N - 2 stage. However, depending on commercial viability this could eventually be taken to the N--15 stage.

The final phase will be the broadening of the range of API's produced in the facility, and including the treatments for chronic and infectious diseases (for example, tuberculosis and malaria) which are rampant in Africa and required in large volumes by the DOH.

Moxisign intends to establish a local scientific research and development laboratory in conjunction with its technology partner, with the aim of creating and patenting Moxisign's own ARV API in the future. This strategy is also consistent with the DOH and South African government's IPAP II policy guidelines.

BEGIN DISTRIBUTION OPERATIONS: (12 MONTHS)

If Moxisign is successful in obtaining a material portion of the 2010 tender and comes to an agreement with a technology provider we expect to begin distribution operations. This will entail purchasing the pre-packaged ARV products from our technology partner and distributing them to the South African market. Moxisign will act as a medium between the foreign supplier and the domestic market for the initial 24 month tender.

EXERCISING OF WARRANTS/COMPLETION OF FINANCING (12-16 WEEKS)

If we are successful in obtaining a material portion of the 2010 tender we expect to raise capital through the exercising of warrants and through the completion of a public offering. We expect to complete the public offering within 16 weeks after the effectiveness of our registration statement and given we are successful in obtaining a material portion of the 2010 tender.

The Company will have capital requirements of $20,000,000 in order to make 350 tonnes per annum of ARVAPI. This number is only an assumption at this point and could change based on the size of the tender awarded to Moxisign, if any at all. We plan to obtain capital in three ways:

     1.   Through retained earnings from the first year of operations

     2.   Current share holders exercising warrants

     3.   Selling additional common shares.

Issuances of additional shares will result in dilution to our existing shareholders. We currently do not have any material reason our share price will reach a level where warrant holders will be willing to exercise warrants. There is no assurance that we will be successful in completing any equity financing.

ESTABLISH A PHARMACEUTICAL PLANT FOR FORMULATION OF ARV (8 TO 12 MONTHS)

If Moxisign is successful in establishing a pharmaceutical/formulation plant and is into the first year of the initial 1224 month tender, the company will then submit a proposal for the second 2012 tender. The Company believes the tender process may again take between 12-16 weeks for the proposals to be reviewed and supply contracts to be awarded but we are assuming the second 2012 tender will be for a substantially longer period of up to 10 years, although there can be no assurance of this

SUBMISSION OF AND APPROVAL OF POST 2010 PROPOSAL: (12-16 WEEKS)

If Moxisign is successful in establishing a pharmaceutical plant and is well into the first year of the initial 24 month tender the company will submit a proposal for the post 2010 tender ie commencing 2012. The Company believes the process will take between 12-16 weeks for the proposals to be reviewed and supply contracts to be awarded.

CONSTRUCT AN API FACILITY: (12-18 MONTHS)

The development of an API facility will take place if the Company is successful in obtaining a material portion of the long-term tender which may be due to be advertised in June 2012. This production facility will be added to the formulation plant which will require necessary EIA and Government and MCC approvals. The capital requirements for the facility are estimated by management to be $15,000,000. The 12-18 month period includes the construction of the plant, stability testing for the newly formulated drug and regulatory approval. There is a possibility of additional costs and delays due to EIA and government review.

BEGIN PRODUCTION:
This new API production facility will have the state of the art technology to produce API from fine chemicals. This facility will be similar to newer plants currently being built in Vietnam which will enable the production facility to switch from the production of a particular API to an alternate compound without requiring complete overhaul of the plant. Thus if the drug of choice for the treatment of HIV/AIDS changes it will allow greater flexibility. The production initially will rely on the importation of fine chemicals from China with technical assistance from our technology partners.

SUMMARY

In summary, there is no guarantee that Moxisign will be awarded a material portion of the government tender for ARV supply. If we are not able to obtain a material portion our business will fail. If we are awarded a material portion of the government tender we should be in full operation and begin distribution within 18 weeks of the filing of this Registration Statement.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up company and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS FOR PERIOD ENDING JUNE 30, 2010

We did not earn any revenues from our incorporation on April 21, 2010 to June 30, 2010. We incurred operating expenses in the amount of $7,264 for the period from our inception on April 21, 2010 through June 30, 2010. These operating expenses were comprised incorporation costs, web-marketing and other development costs.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director           Age
----------------           ---

Lisa Ramakrishnan           38
Stephen Lowe                52

EXECUTIVE OFFICERS:

Name of Officer            Age                         Office
---------------            ---                         ------

Lisa Ramakrishnan           38           President, Chief Executive Officer,
                                         Treasurer, Chief Financial Officer and
                                         Chief Accounting Officer

Steven Lowe                 52           Secretary

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our officers and directors.

Since our inception on April 21, 2010, Lisa Ramakrishnan has been our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and a member of our board of directors. Lisa has not been a member of the board of directors of any corporations during the last five years. She intends to devote approximately 50% of her business time to our affairs.

WORK HISTORY:

currently CEO of Sahira Pty Ltd (privately held Australian investment company)

October 2008 to May 2009
Consultant Radiologist Imaging Partners Online UK

January 2007 to March 2008
Consultant Radiologist Fremantle Hospital

January 2001- January 2007
WA Radiology registrar training program Sir Charles Gairdner Hospital

During the past five years, Dr. Ramakrishnan has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Dr. Ramakrishnan was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Dr. Ramakrishnan's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Since our inception on April 21, 2010, Steven Lowe has been our Secretary and a member of our board of directors. Mr. Lowe is a member of the board of directors of Receivable Acquisition Management Corporation (RCVA a publicly traded company). . He intends to devote approximately 10% of his business time to our affairs.

WORK HISTORY

1991-Present

Attorney and founder of Lowe Law

During the past five years, Mr. Lowe has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Lowe was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Lowe involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our officers and directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officers and directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 21, 2010 to June 30, 2010 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                      Change in
                                                                                       Pension
                                                                                      Value and
                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation     All Other
 Position          Year   Salary($)  Bonus($) Awards($)  Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------          ----   ---------  -------- ---------  ---------  ---------------   -----------   ---------------  ---------
Jason Kropp        2010     None       None     None       None         None              None           None           None
Lisa Ramakrishnan
President, CEO, CFO,
Treasurer, Chief
Accounting Officer,
and director

Steven Lowe        2010     None       None     None       None         None              None           None           None
Secretary and
Director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Lisa Ramakrishnan or Steven Lowe. We do not pay them for acting as a director or officer at this time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at June 30, 2010 except as otherwise indicated, all shares are owned directly.

Title of        Name and address                      Amount of         Percent
 Class         of beneficial owner               beneficial ownership   of class
 -----         -------------------               --------------------   --------
Common      Lisa Ramakrishnan                          60,000,000         80.92%
Stock       President, Chief Executive Officer,
            Chief Financial, Officer, Treasurer,
            Chief Accounting Officer and sole
            Director
            17 Ouwingerd Road
            Capetown South Africa 7806

Common      All Officers and Directors as a            60,000,000         80.92%
Stock       group that consists of one person            shares

The percent of class is based on 74,150,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Ramakrishnan purchased 60,000,000 shares of Vantage Health at a price of $0.001 per share on May 22, 2010. She currently owns 80.92% of the company's outstanding common stock. Dr. Ramkrishnan has loaned Vantage Health $30,000 that is non interest bearing and due upon demand (see Exhibit 10.1). Athena Capital, a shareholder of Vantage Health loaned the Company $3,500 that is non interest bearing and due upon demand (see Exhibit 10.2). None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     * Any relative or spouse of any of the foregoing persons who has the same house as such person;

     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                              VANTAGE HEALTH, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2010

Report of Independent Registered Public Accounting Firm                    F-1

Consolidated Balance Sheet as of June 30, 2010                             F-2

Consolidated Statement of Operations for the Period from
April 21, 2010 (Inception) to June 30, 2010                                F-3

Consolidated Statement of Stockholders' Equity as of June 30, 2010         F-4

Consolidated Statement of Cash Flows for the Period from
April 21, 2010 (Inception) to June 30, 2010                                F-5

Notes to Consolidated Financial Statements                                 F-6

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vantage Health, Inc.
Cape Town, South Africa

We have audited the accompanying consolidated balance sheet of Vantage Health, Inc. and subsidiary as of June 30, 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from April 21, 2010 (date of inception) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements for the period referred to below of Moxisign Limited, the investment in which, as disclosed in Note 5 of the consolidated financial statements are accounted for by the acquisition method of accounting. The financial statements of Moxisign Limited as of June 30, 2010 and for the period then ended were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Moxisign , is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vantage Health, Inc. and subsidiary, as of June 30, 2010 and the results of their operations and cash flows for the period from April 21, 2010 (date of inception) to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Vantage Health, Inc. will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has incurred losses from operations, has limited working capital, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 9. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
-------------------------------------
Silberstein Ungar, PLLC

Bingham Farms, Michigan
August 10, 2010

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2010


                                                                        2010
                                                                      ---------
                                     ASSETS

Current Assets
  Cash and equivalents                                                $ 121,034
  Prepaid expenses                                                       23,349
                                                                      ---------
Total Current Assets                                                    144,383
                                                                      ---------

TOTAL ASSETS                                                          $ 144,383
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued expenses                               $   6,928
                                                                      ---------
Long - Term Liabilities
  Shareholder loans                                                     134,199
                                                                      ---------

Total Liabilities                                                       141,127
                                                                      ---------
Stockholders' Equity
  Common Stock, $.001 par value, 250,000,000 shares
   authorized, 74,150,000 shares issued and outstanding                  74,150
  Additional paid-in capital                                             15,560
  Non-controlling interest                                                 (637)
  Deficit accumulated during the development stage                      (85,817)
                                                                      ---------
Total stockholders' equity                                                3,256
                                                                      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 144,383
                                                                      =========


                 See accompanying notes to financial statements.

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE PERIOD FROM APRIL 21, 2010 (INCEPTION) TO JUNE 30, 2010


                                                                  Period from
                                                                April 21, 2010
                                                                (Inception) to
                                                                 June 30, 2010
                                                                 -------------

REVENUES                                                         $          0
                                                                 ------------
EXPENSES
  Professional fees                                                     6,832
  Office expenses                                                          63
  Travel and entertainment                                                142
  Bank fees                                                               227
                                                                 ------------
TOTAL OPERATING EXPENSES                                                7,264
                                                                 ------------

LOSS FROM OPERATIONS                                                   (7,264)

LESS: LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST                       637
                                                                 ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                 (6,627)

PROVISION FOR INCOME TAXES                                                  0
                                                                 ------------

NET LOSS                                                         $     (6,627)
                                                                 ============

BASIC AND DILUTED LOSS PER SHARE                                 $      (0.00)
                                                                 ============

WEIGHTED AVERAGE COMMON SHARES OUTSANDING: BASIC AND DILUTED       36,777,641
                                                                 ============


                 See accompanying notes to financial statements.

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE PERIOD FROM APRIL 21, 2010 (INCEPTION) TO JUNE 30, 2010

                                                                                                   Deficit
                                                                                                 Accumulated
                                            Common Stock          Additional                      During the
                                        ---------------------      Paid in     Non-Controlling   Development
                                        Shares         Amount      Capital        Interest          Stage        Total
                                        ------         ------      -------        --------          -----        -----
Inception, April 21, 2010                      0      $     0      $     0        $    0          $      0     $      0

Shares issued to founder for cash     60,000,000       60,000           --            --                --       60,000

Shares issued for cash at $0.0015
 per share                             3,712,500        3,713        1,856            --                --        5,569

Shares issued for cash at $0.002       5,000,000        5,000        5,000            --                --       10,000
 per share

Shares issued for cash at $0.0025
 per share                             3,700,000        3,700        5,550            --                --        9,250

Shares issued for cash at
 $0.00275 per share                    1,287,500        1,287        2,254            --                --        3,541

Shares issued for cash at $0.003
 per share                               450,000          450          900            --                --        1,350

Deemed dividend created by
 acquisition of 51% of entity
 under common control                         --           --           --            --           (79,190)     (79,190)

Net loss for the period ended
 June 30, 2010                                --           --           --          (637)           (6,627)      (7,264)
                                      ----------      -------      -------        ------          --------     --------

Balance, June 30, 2010                74,150,000      $74,150      $15,560        $ (637)         $(85,817)    $  3,256
                                      ==========      =======      =======        ======          ========     ========


                 See accompanying notes to financial statements.

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
         FOR THE PERIOD FROM APRIL 21, 2010 (INCEPTION) TO JUNE 30, 2010


                                                                  Period from
                                                                April 21, 2010
                                                                (Inception) to
                                                                 June 30, 2010
                                                                 -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                         $  (6,627)
  Adjustments to Reconcile Net Loss to Net
   Cash Used in Operating Activities:
     Deemed dividend                                                (79,190)
     Loss attributable to non-controlling interest                     (637)
  Changes in assets and liabilities:
    (Increase) in prepaid expenses                                  (23,349)
    Increase in accounts payable and accrued expenses                 6,928
                                                                  ---------
CASH FLOWS USED BY OPERATING ACTIVITIES                            (102,875)
                                                                  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sales of common stock                                89,710
  Proceeds from note payable - related party                        134,199
                                                                  ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                         223,909
                                                                  ---------

NET INCREASE IN CASH                                                121,034
  Cash, beginning of period                                               0
                                                                  ---------

  Cash, end of period                                             $ 121,034
                                                                  =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                          $       0
                                                                  =========
  Cash paid for income taxes                                      $       0
                                                                  =========


                 See accompanying notes to financial statements.

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2010

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of Business
Vantage Health, Inc. ("Vantage Health" and the "Company") is a development stage company and was incorporated in Nevada on April 21, 2010.

The Company intends to build and operate an Active Pharmaceutical Ingredients ("APIs") manufacturing plant alongside a formulation and packaging plant in South Africa to meet the growing market needs for Anti-retrovirals ("ARVs") in South Africa and potentially other African countries. The company intends to build an Antiretroviral Active Pharmaceutical Ingredient (API) manufacturing plant in South Africa in order to supply the growing demand in the fight against HIV/AIDS.

Development Stage Company
The  accompanying  consolidated  financial  statements  have  been  prepared  in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, and there has been no significant revenues there from.

Basis of Presentation
The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a June 30 fiscal year end.

Principles of Consolidation
The consolidated  financial  statements  include the accounts of the Company and
its   majority-owned   subsidiary.   Significant   intercompany   accounts   and
transactions have been eliminated.

Cash and Cash Equivalents
Vantage Health considers all highly liquid investments with maturities of three months or less to be cash equivalents. At June 30, 2010, the Company had $121,034 of cash.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2010

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2010.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - PREPAID EXPENSES

The amount recorded as prepaid expense at June 30, 2010 is for consulting services to be used over the next twelve months. Prepaid expenses were $23,349 as of June 30, 2010.

NOTE 3 - SHAREHOLDER LOANS

During the period ended June 30, 2010 the company received loans from two shareholders for $100,699, $30,000 and $3,500. The loans are non-interest bearing, unsecured and are due on July 13, 2013. The total amount due to shareholders was $134,199 as of June 30, 2010.

NOTE 4 - COMMON STOCK

The Company has 250,000,000 shares of $0.001 par value common stock.

During the period ended June 30, 2010 the Company issued 74,150,000 shares of common stock ranging from $0.001 to $0.003 per share. Vantage received total proceeds of $89,710.

There are 74,150,000 shares issued and outstanding as of June 30, 2010.

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2010

NOTE 5 - STOCK WARRANTS

The Company issued 7,859,375 stock warrants in connection with the issuance of common stock. The Company has accounted for these warrants as equity instruments in accordance with EITF 00-19 (ASC 815-40), Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, and as such, will be classified in stockholders' equity as they meet the definition of "...indexed to the issuer's stock" in EITF 01-06 (ASC 815-40) The Meaning of Indexed to a Company's Own Stock. The Company has estimated the fair value of the warrants issued in connection with the private placement at $13 as of the grant dates using the Black-Scholes option pricing model. No adjustment was made to the financial statements due to materiality.

Key assumptions used by the Company are summarized as follows:

     Expected volatility                                            105%
     Expected dividend yield                                       0.00%
     Risk-free rate over the estimated expected
      life of the warrants                                         0.84%
     Expected term (in years)                                         3

NOTE 6 - NON-CONTROLLING INTEREST

On June 14, 2010, Vantage acquired 51% of an entity under common control for cash totaling $3,643. For purposes of these financial statements, the subsidiary has been consolidated via the acquisition method.

NOTE 7 - INCOME TAXES

For the period ended June 30, 2010, Vantage Health has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $6,627 at June 30, 2010, and will expire beginning in the year 2030.

The provision for Federal income tax consists of the following:

                                                                    2010
                                                                   -------
     Refundable Federal income tax attributable to:
       Current Operations                                          $ 2,253
       Less: valuation allowance                                    (2,253)
                                                                   -------
     Net provision for Federal income taxes                        $     0
                                                                   =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                    2010
                                                                   -------
Deferred tax asset attributable to:
  Net operating loss carryover                                     $ 2,253
  Valuation allowance                                               (2,253)
                                                                   -------
Net deferred tax asset                                             $     0
                                                                   =======

                              VANTAGE HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2010

NOTE 8 - COMMITMENTS

Vantage Health neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 - LIQUIDITY AND GOING CONCERN

The Company has limited working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services. These factors create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Vantage Health to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management's plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 10 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 10, the date on which the financial statements were issued, and has determined it does not have any material subsequent events to disclose.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee       $     3.03
     Transfer Agent Fees                                       $ 3,000.00
     Accounting fees and expenses                              $ 5,000.00
     Legal fees and expenses                                   $ 4,500.00
     Edgar filing fees                                         $   750.00
                                                               ----------
     Total                                                     $13,253.03
                                                               ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 60,000,000 shares of our common stock to Lisa Ramakrishnan on May 22, 2010. Dr. Ramakrishnan is our President, Chief Executive Officer, Treasurer and a director. She acquired these 60,000,000 shares at a price of $0.001 per share for total proceeds to us of $60,000.00. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Dr. Ramakrishnan was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

She also represented to us that she was acquiring the shares as principal for her own account with investment intent. She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 3,712,500 shares of our common stock at a price of $0.0015 per share to Athena Capital on May 28, 2010 for a total proceeds of $5,568.75. We completed this offering pursuant to Regulation S of the Securities Act

We completed an offering of 5,000,000 shares of our common stock at a price of $0.002 per share to the to following three parties on June 20, 2010 for a total proceeds of $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

         Name of Subscriber                          Number of Shares
         ------------------                          ----------------
      Robin Phillips                                    1,000,000
      Berkshire Int'l Finance                           3,500,000
      Fillmore East Food & Bev                            500,000

We completed an offering of 3,700,000 shares of our common stock at a price of $0.0025 per share to the following 19 parties on June 25, 2010 for a total proceeds of $9,125. We completed this offering pursuant to Regulation S of the Securities Act.

         Name of Subscriber                          Number of Shares
         ------------------                          ----------------
      Fillmore East Food & Bev                          2,500,000
      Julius R. Luthy                                     100,000
      Julius Luthy                                        100,000
      Thomas Mani                                         100,000
      Donald N Schnyder                                   100,000
      Heinz D. Zimmer                                     100,000
      Thor Enterprise International                        50,000
      Mark Murphy                                          50,000
      Carmela Smedsrud                                     50,000
      Kelly Paolini                                        50,000
      Shelby Aldous                                        50,000
      Erin Murphy                                          50,000
      Torey Gault                                          50,000
      Claudia DiNatale                                     50,000
      Maria DiNatale                                       50,000
      Dennis Mendoza                                       50,000
      Vannarith Mak                                        50,000
      James Walls                                          50,000
      Andre Mailloux                                      100,000

We completed an offering of 1,287,500 shares of our common stock at a price of $0.00275 per share to the following two parties on June 26, 2010 for a total proceeds of $3,540. We completed this offering pursuant to Regulation D of the Securities Act.

         Name of Subscriber                          Number of Shares
         ------------------                          ----------------
      HealthInvest Partners LLC                           500,000
      Indus Consulting Inc.                               787,500

We completed an offering of 450,000 shares of our common stock at a price of $0.003 per share to the following seven parties on June 28, 2010 for a total proceeds of $1,350. We completed this offering pursuant to Regulation D of the Securities Act.

         Name of Subscriber                          Number of Shares
         ------------------                          ----------------
      Orly G. Leif                                         50,000
      Randy Leif                                           50,000
      Anna Castoro                                         50,000
      Michael Castoro                                      50,000
      Steven Figliolini                                    50,000
      Gold Coast Environmental                            100,000
      Catherine A. Huard                                  100,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

REGULATION D COMPLIANCE

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 504 promulgated thereunder. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We did not engage in any public solicitation or general advertising. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

EXHIBITS

     Exhibit
     Number                        Description
     ------                        -----------
      3.1      Articles of Incorporation

      3.2      By-Laws

      5.1      Legal opinion of Scott P. Doney

      10.1     Loan Agreement Lisa Ramakrishnan to Vantage Health

      10.2     Loan Agreement Athena Capital to Vantage Heath

      23.1     Consent of Silberstein Ungar, PLLC.

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on August 18, 2010

                                        Vantage Health


                                        By: /s/ Lisa Ramakrishnan
                                           -------------------------------------
                                           Lisa Ramakrishnan
                                           President, Chief Executive Officer,
                                           Treasurer, Chief Accounting Officer,
                                           Chief Financial Officer and Director


                                       By: /s/ Steven Lowe
                                           -------------------------------------
                                           Steven Lowe
                                           Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                                  Capacity in Which Signed               Date
     ---------                                  ------------------------               ----

/s/ Lisa Ramakrishnan                      President, Chief Executive             August 18, 2010
------------------------------------       Officer, Treasurer,
Lisa Ramakrishnan                          Chief Accounting Officer,
                                           Chief Financial Officer
                                           and Director


/s/ Steven Lowe                            Secretary and Director                 August 18, 2010
------------------------------------
Steven Lowe